SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934




         Date of Report (Date of earliest event reported)  December 4, 2000

                         Allstate Financial Corporation
             (Exact name of registrant as specified in its charter)



         Delaware                   0-17832                   54-1208450
         --------                   -------                   ----------
        (State or other           (Commission               (I.R.S. Employer
         jurisdiction             File Number)              Identification No.)
        of incorporation)



   8180 Greensboro Drive McLean, VA                                22102
(Address of principal executive offices)                        (Zip Code)


        Registrant's telephone number, including area code (703) 883-9757


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Item 4.  Changes in Registrant's Certifying Accountant

On December 4, 2000, Allstate Financial Corporation (the "Company") dismissed its independent accountants, McGladrey & Pullen, LLP, and engaged Arthur Andersen LLP as the principal accountant to audit the Company's financial statements. The decision to change accountants was approved by the Company's board of directors.

The reports of McGladrey & Pullen, LLP, and their predecessor as the Company's independent accountants prior to their dismissal on May 18, 1999, Deloitte & Touche LLP, had not, in the past two years, contained any adverse opinions, disclaimer of opinion or qualifications of the kind set out in Regulation S-B,
Item 304(a)(1)(ii).

There have not been, to the Company's knowledge, any disagreements regarding the matters specified in Rule S-B, Item 304(a)(iv) between the former accountants of the Company during the Company's last two fiscal years or in any subsequent period.

Allstate Financial Corporation has never engaged or received any services from Arthur Anderson LLP prior to this date. Arthur Andersen LLP has served as the independent accountant for Harbourton Financial Corporation ("Harbourton"), which on November 30, 2000 was merged into the Company, since Harbourton's inception on August 28, 1988.

Form 8-K filed May 17, 1999 is hereby incorporated by reference.


Item 7.  Financial Information, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired.
                  Not applicable

(b)      Pro Forma Financial Information.
                  Not applicable.

(c)      16.1 Exhibits
        1. Letter from McGladrey & Pullen, LLP regarding statements in this Form 8-K.
        2. Letter from McGladrey & Pullen, LLP confirming the termination of the auditor-client relationship.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   December 7, 2000                    ALLSTATE FINANCIAL CORPORATION



                                           By: /s/ C.Fred Jackson
                                              -------------------
                                               C. Fred Jackson
                                               Senior Vice President
                                               and Chief Financial Officer


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